SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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Aurora Biosciences Corporation

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AURORA BIOSCIENCES CORPORATION

11010 Torreyana Road
San Diego, CA 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 22, 2001

TO THE STOCKHOLDERS OF AURORA BIOSCIENCES CORPORATION:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Aurora Biosciences Corporation, a Delaware corporation (the “Company”), will be held on Tuesday, May 22, 2001 at 2:00 p.m. local time at the Hilton La Jolla Torrey Pines Hotel located at 10950 North Torrey Pines Road, La Jolla, California, 92037, for the following purposes:

1.	To elect directors to serve for (i) if the stockholders approve the amendment to the Company’s Restated Certificate of Incorporation to provide for a classified Board of Directors as set forth in Proposal 2, one, two or three years, as the case may be, as described in the Proxy Statement, or (ii) if the stockholders do not approve Proposal 2, the ensuing year, and in each case, until their successors are elected.

2.	To approve amendments to the Company’s Restated Certificate of Incorporation and Restated Bylaws to provide for a classified Board of Directors and to eliminate the ability of the stockholders of the Company to remove a director without cause.

3.	To approve the Company’s Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under such plan by 500,000 shares.

4.	To approve the Company’s Non-Employee Directors’ Plan, as amended, to increase the aggregate number of shares of common stock authorized under such plan by 70,000 shares.

5.	To approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance from 50,000,000 shares to 150,000,000 shares.

6.	To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

7.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      The Board of Directors has fixed the close of business on March 26, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

Stuart J.M. Collinson
Chairman of the Board, Chief Executive
Officer and President

San Diego, California

April 23, 2001

All Stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

AURORA BIOSCIENCES CORPORATION

11010 Torreyana Road
San Diego, CA 92121

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
May 22, 2001

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed proxy is solicited on behalf of the Board of Directors of Aurora Biosciences Corporation, a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on May 22, 2001, at 2:00 p.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Hilton La Jolla Torrey Pines Hotel located at 10950 North Torrey Pines Road, La Jolla, California, 92037. The Company intends to mail this proxy statement and accompanying proxy card on or about April 23, 2001 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

      The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

      Only holders of record of common stock at the close of business on March 26, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 26, 2001, the Company had outstanding and entitled to vote 22,505,623 shares of common stock. Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

      All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

      Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, 11010 Torreyana Road, San Diego, California, 92121, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 TO AMEND THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION AND RESTATED BYLAWS TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS AND TO ELIMINATE THE ABILITY OF STOCKHOLDERS TO REMOVE A DIRECTOR WITHOUT CAUSE
PROPOSAL 3 APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
PROPOSAL 4 APPROVAL OF THE NON-EMPLOYEE DIRECTORS’ PLAN, AS AMENDED
PROPOSAL 5 APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
PROPOSAL 6 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
STOCK OPTION GRANTS AND EXERCISES
EMPLOYMENT AGREEMENTS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION1
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PERFORMANCE MEASUREMENT COMPARISON(1)
OTHER MATTERS

Stockholder Proposals

      The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2002 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 24, 2001. The deadline for submitting a stockholder proposal or a nomination for director that is not to be included in such proxy statement and proxy is also December 24, 2001. Stockholders are also advised to review the Company’s Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

      There are seven nominees for the seven Board positions authorized in the Company’s Bylaws. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, five directors having been elected by the stockholders and two directors, Drs. John D. Mendlein and Wendell Wierenga, having been elected by the Board.

      In Proposal 2, the Company is requesting the approval of the stockholders to amend the Company’s Restated Certificate of Incorporation in order to provide for a classified Board of Directors. In the event the stockholder’s approve Proposal 2, each nominee elected by the stockholders will be assigned to one of Class I, Class II or Class III, as set forth below. Directors assigned to (i) Class I shall serve until the 2002 Annual Meeting of Stockholders, (ii) Class II shall serve until the 2003 Annual Meeting of Stockholders, and (iii) Class III shall serve until the 2004 Annual Meeting of Stockholders, in each case, until such director’s successor is elected and has qualified, or until such director’s earlier death, resignation or removal.

      In the event the stockholders do not approve Proposal 2, each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal.

      Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR

OF EACH NAMED NOMINEE.

Nominees

      The names of the nominees and certain information about them are set forth below:

Name	Class	Age	Position Held with the Company/Principal Occupation

Dr. James C. Blair(1)(2)	I	61	Director and Managing Member of Domain Associates, LLC

Roy A. Whitfield	I	47	Director and Chief Executive Officer of Incyte Pharmaceuticals, Inc.

Dr. John D. Mendlein(3)	II	41	Director and Chief Executive Officer of Integrative Proteomics, Inc.

Timothy J. Wollaeger(1)(3)	II	57	Director and General Partner of Kingsbury Associates

Dr. Stuart J.M. Collinson	III	41	Chairman of the Board, Chief Executive Officer and President

Dr. Hugh Y. Rienhoff, Jr.(1)(2)	III	48	Director and Chief Executive Officer of DNA Sciences, Inc.

Dr. Wendell Wierenga(3)	III	53	Director and Chief Executive Officer of Syrrx, Inc.

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating Committee.

      Dr. James C. Blair has been one of the Company’s directors since March 1996. Dr. Blair has been a managing member of Domain Associates, L.L.C., a venture capital investment firm, since 1985. From 1969 to 1985, Dr. Blair was an officer of three investment banking and venture capital firms. Dr. Blair is a director of Amylin Pharmaceuticals, Inc. and Vista Medical Technologies, Inc. Dr. Blair received his B.S.E. from Princeton University and his M.S.E. and Ph.D. degrees in Electrical Engineering from the University of Pennsylvania.

      Roy A. Whitfield has been one of the Company’s directors since September 1997. Mr. Whitfield is the Chief Executive Officer of Incyte Pharmaceuticals, Inc., a position he has held since June 1993, and has been a director of Incyte since 1991. Mr. Whitfield served as President of Incyte from June 1991 until January 1997 and as Treasurer from April 1991 until October 1995. Previously, Mr. Whitfield served as the President of Ideon Corporation, which was a majority owned subsidiary of Invitron Corporation, a biotechnology company, from October 1989 until April 1991. From 1984 to 1989, Mr. Whitfield held senior operating and business development positions with Technicon Instruments Corporation, a medical instrumentation company, and its predecessor company, CooperBiomedical, Inc., a biotechnology and medical diagnostics company. Prior to his work at Technicon, Mr. Whitfield spent seven years with the Boston Consulting Group’s international consulting practice. Mr. Whitfield is a director of Inhale Therapeutics, Inc. Mr. Whitfield received his B.S., with First Class Honors in Mathematics, from Oxford University and his M.B.A. with Distinction, from Stanford University.

      Dr. John D. Mendlein has been one of the Company’s directors since October 2000. Dr. Mendlein is currently Chairman and Chief Executive Officer of Integrative Proteomics, Inc., a privately-held Canadian and U.S. based biotechnology company. He served on the Company’s executive management team from 1996 to 2000, as Senior Vice President, Intellectual Property, Chief Knowledge Officer and General Counsel. Prior to joining the Company, Dr. Mendlein worked with the law firm of Cooley Godward LLP in Palo Alto from 1990 to 1996, focusing on patent prosecution and litigation, and technology licensing for a variety of biotechnology, medical device and diagnostic companies. He received his J.D. from the University of California, Hastings College of the Law, his Ph.D. in Physiology from the University of California, Los Angeles and his B.S. in Biology from the University of Miami.

      Timothy J. Wollaeger has been one of the Company’s directors since March 1996. He has been the general partner of Kingsbury Associates and its related venture capital investment partnerships since 1993. From 1990 to 1993, Mr. Wollaeger served as Senior Vice President and was a director of Columbia Hospital

Corporation, a hospital management company now known as HCA Healthcare Corporation. From 1986 until 1993, he was a general partner of the general partner of Biovest Associates, a venture capital investment firm. Mr. Wollaeger is Chairman of the Board of Biosite Diagnostics, Inc. Mr. Wollaeger received his M.B.A. from Stanford University and his B.A. in Economics from Yale University.

      Dr. Stuart J.M. Collinson joined the Company in May 1999 as President and a member of the Board of Directors and was elected to the position of Chief Executive Officer in November 1999. He was appointed as Chairman of the Board in March 2000. Prior to joining Aurora, Dr. Collinson served as a consultant to the Company from December 1998 to May 1999 and as Chief Executive Officer of Andaris, Ltd., a privately-held biopharmaceutical company, from June 1998 to November 1998. Prior to Andaris, Dr. Collinson held senior management positions with Glaxo Wellcome Plc. from December 1994 through June 1998, most recently serving as Co-Chairman, Hospital and Critical Care Therapy Management Team and Director of Hospital and Critical Care. Dr. Collinson previously held several positions with Baxter International, Inc. and the Boston Consulting Group. Dr. Collinson received his Ph.D. in Physical Chemistry from the University of Oxford, England and his M.B.A. from Harvard University.

      Dr. Hugh Y. Rienhoff, Jr. has been one of the Company’s directors since March 1996. Dr. Rienhoff is currently Chief Executive Officer of DNA Sciences, Inc., formerly Kiva Genetics, Inc., a privately-held biotechnology company, which he founded in September 1998. Until April 1998, Dr. Rienhoff served as a director of Abingworth Management Limited, a venture capital investment firm. From 1992 to 1997, Dr. Rienhoff held various positions at New Enterprise Associates Development Corporation, where he most recently served as Partner. He is a director of Microcide Pharmaceuticals, Inc. Dr. Rienhoff received his M.D. from The Johns Hopkins University School of Medicine and his B.A. in English Literature and Biology, with Honors, from Williams College.

      Dr. Wendell Wierenga has been one of the Company’s directors since October 2000. Dr. Wierenga is the Chief Executive Officer of Syrrx, Inc., a privately-held biotechnology company. Prior to joining Syrrx, Dr. Wierenga was Senior Vice President, Preclinical Research, Development and Technologies for the Pharmaceutical Research Division of Parke-Davis. He joined Parke-Davis in 1990 after working in drug discovery with The Upjohn Company for over 15 years. Dr. Wierenga is a director of Onyx Pharmaceuticals, Inc. and GenVec, Inc. Dr. Wierenga received his Ph.D. in Chemistry from Stanford University and a B.A. in Chemistry from Hope College. Dr. Wierenga has been an Adjunct Professor in the Department of Chemistry at the University of Michigan since 1997.

Board Committees and Meetings

      During the fiscal year ended December 31, 2000 the Board of Directors held 11 meetings. The Board currently has an Audit Committee, a Compensation Committee and a Nominating Committee.

      The Audit Committee meets with the Company’s independent auditors to review the results of the annual audit and discuss the financial statements; meets and discusses the interim unaudited quarterly financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants’ comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. In 2000, the Audit Committee was initially composed of two non-employee directors: Dr. Rienhoff and Mr. Wollaeger. In February 2000, the Board increased the size of the Committee to three independent directors and Dr. Blair was added to the Committee. The Committee met four times during fiscal year 2000. All members of the Company’s Audit Committee are independent (as defined in Rule 4200(a)(15) of the NASD listing standards. The Audit Committee has adopted a written Audit Committee Charter that is attached hereto as Appendix A.

      The Compensation Committee makes recommendations concerning executive salaries and incentive compensation, awards stock options to the Company’s executive officers and consultants under the Company’s equity incentive plans; determines compensation levels; and performs such other functions regarding compensation as the Board may delegate. The Committee is responsible for setting and administering the Company’s policies governing the Company’s employee benefit plans. The Compensation Committee is composed of two non-employee directors: Drs. Blair and Rienhoff. The Committee met five times during fiscal year 2000.

      In February 2001, the Board authorized the formation of a Nominating Committee. The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Board. The Nominating Committee is comprised of three members: Drs. Mendlein and Wierenga and Mr. Wollaeger.

      During the fiscal year ended December 31, 2000, each Board member, except Mr. Whitfield who attended 36% of the meetings, attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

PROPOSAL 2

TO AMEND THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION

AND RESTATED BYLAWS TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS
AND TO ELIMINATE THE ABILITY OF STOCKHOLDERS TO REMOVE A DIRECTOR
WITHOUT CAUSE

      In March 2000, the Board of Directors unanimously adopted, subject to stockholder approval, an Amended and Restated Certificate of Incorporation of the Company, as set forth in Appendix B, and Amended and Restated Bylaws of the Company, as set forth in Appendix C, each of which includes various amendments to the Company’s current Restated Certificate of Incorporation and current Restated Bylaws designed to make hostile takeovers of the Company more difficult. The Board of Directors believes the amendments to the Restated Certificate of Incorporation and Restated Bylaws to be in the best interests of the Company and its stockholders.

      Stockholders are requested in this Proposal 2 to approve Articles V.A.2 and V.A.3 of the Amended and Restated Certificate of Incorporation and Section 19 of the Amended and Restated Bylaws. Under the Company’s current Restated Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of the Company’s common stock is required for approval of Articles V.A.2 and V.A.3 of the Amended and Restated Certificate of Incorporation and Section 19 of the Amended and Restated Bylaws. Abstentions and broker non-votes will be counted toward the tabulation of votes cast on Proposal 2 and will have the same effect as negative votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2

General

      The Board of Directors believes that it would be advisable to adopt measures designed to deter hostile takeover attempts. Takeover attempts that have not been negotiated or approved by the Board of Directors can seriously disrupt the business and management of the Company and generally present to the stockholders the risk of terms which may be less than favorable to all of the stockholders than would be available in a Board-approved transaction. Board-approved transactions may be carefully planned and undertaken at an opportune time in order to obtain maximum value for the Company and all of its stockholders with due consideration to matters such as the recognition or postponement of gain or loss for tax purposes, the management and business of the acquiring entity and maximum strategic deployment of corporate assets. Since the effect of anti-takeover measures is to make management more difficult to remove involuntarily, anti-takeover measures may force those seeking to assume control of the Company to negotiate with management which may lead to a more favorable price for stockholders in any transaction to assume control.

      The Board of Directors recognizes that hostile takeover attempts do not always have the unfavorable consequences or effects described above and may frequently be beneficial to the stockholders, providing all of the stockholders with considerable value for their shares. The overall effect of this proposal may render more difficult the accomplishment of mergers or the assumption of control by a principal stockholder because it makes it more difficult to remove the Company’s management. The effect of making removal of management more difficult may be the continuation of management tenure even if the removal of management is desired by more than a majority of the stockholders and would be beneficial to stockholders.

      The Board of Directors has considered the potential disadvantages and has unanimously concluded that the potential benefits of the proposed changes outweigh the possible disadvantages. The proposals set forth for stockholder approval are part of a plan by the Board of Directors to ensure that the Company, its management and the stockholders are protected to the maximum extent possible from the negative effects of an unapproved change in control of the Company. Management has no current intention to propose other measures designed to discourage takeovers apart from those already adopted, discussed or proposed in this proxy statement or in the Company’s other public filings with the SEC, although additional measures may be proposed if warranted from time to time in the judgment of the Board of Directors.

Current Anti-Takeover Measures

      Currently, the Company has several provisions in its Restated Certificate of Incorporation and Restated Bylaws.

      No Provision for Cumulative Voting. Under Delaware law, unless a company’s certificate of incorporation specifies otherwise, stockholders may not cumulate votes for election of directors. Cumulative voting permits the holder of each share of stock entitled to vote in the election of directors to cast that number of votes equal to the number of directors to be elected. The holder may allocate all votes represented by a share to a single candidate or may allocate those votes among as many candidates as he or she chooses. To invoke cumulative voting, stockholders must provide the company with notice of their intention to cumulate their votes at the meeting prior to the vote. Thus, a stockholder with a significant minority percentage of the outstanding shares may be able to elect one or more directors if voting is cumulative. Absent cumulative voting, a stockholder may vote no more than one vote per share for any one candidate. The Company’s current Restated Certificate of Incorporation does not provide for cumulative voting.

      Advance Notice Required for Stockholder Proposals and Director Nominations. The Company’s Restated Bylaws provide that, in the event a stockholder would like to nominate an individual as a director or include a proposal in the Company’s proxy statement, a stockholder must provide notice not less than one hundred twenty (120) calendar days in advance of the date specified in the corporation’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders. However, in the event that no annual meeting was held in the previous year, or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder to be timely must be so received a reasonable time before the solicitation is made. The requirement is designed to give the Board of Directors adequate time to evaluate any stockholder proposal and include it in the Company’s proxy statement and would guarantee all stockholders adequate time to consider any stockholder nominations and proposals.

      Ability to Issue Preferred Stock. The Board of Directors has authority under the Company’s Restated Certificate of Incorporation to issue up to 7,500,000 shares of preferred stock with the voting and rights, preferences and privileges designated solely by the Board of Directors. The Board of Directors may issue such shares to any third party without seeking stockholder approval for the issuance. The existence of this authorized but unissued class of preferred stock may make it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company, thereby delaying, deferring or preventing a change in control of the Company. Furthermore, such preferred stock may have other rights, including economic rights senior to the common stock and, as a result, the issuance thereof could have a material adverse effect on the market value of the common stock.

      Actions by Written Consent of Stockholders Not Permitted. Under Delaware law, unless a company’s certificate of incorporation specifies otherwise, stockholders may execute an action by written consent in lieu of a stockholder meeting. The Company’s current Restated Certificate of Incorporation provides that actions by written consent of the stockholders are prohibited.

      Elimination of the ability to act by written consent may lengthen the amount of time required to take stockholder actions since actions by written consent are generally not subject to the minimum notice requirement of a stockholders’ meeting. The elimination of the ability to act by written consent may deter hostile takeover attempts. Without the ability to act by written consent, a holder or group of holders controlling a majority in interest of the Company’s capital stock will not be able to amend the Company’s Restated Certificate of Incorporation or remove directors pursuant to a written consent. Any such holder or group of holders would have to wait until the annual meeting of stockholders to take any such action.

      Ability of Stockholders to Call a Special Meeting. In March 2001, the Board of Directors approved the Company’s Amended and Restated Bylaws, including an amendment to eliminate the ability of the stockholders to call special stockholder’s meetings. The current Amended and Restated Bylaws provide that a special meeting of the stockholders may be called for any purpose by (i) the Chairman of the Board of Directors, (ii) the President or (iii) a majority of the Board of Directors. The elimination of the power of stockholders holding 10% of the voting power to call a special meeting may deter hostile takeover attempts. Without the ability to call a special meeting, a holder or group of holders controlling a majority in interest of the Company’s capital stock will not be able to amend the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws or remove directors until the Company holds its annual meeting of stockholders.

      Ability of the Board of Directors to Cancel a Special Meeting and Inability of Stockholders to Adjourn a Special Meeting. In March 2001, the Board of Directors approved the Amended and Restated Bylaws, including amendments (i) allowing the Board of Directors to postpone or cancel any previously scheduled special meeting and (ii) eliminating the ability of a majority of the stockholders entitled to vote at the special meeting to adjourn the meeting. Allowing the Board of Directors to postpone or cancel a scheduled special meeting may deter hostile takeover attempts by allowing the Board of Directors to alter the schedule of a special meeting at its discretion. By eliminating the stockholders’ power to adjourn a special meeting, the Company avoids an undesired postponement of a stockholder vote.

      Stockholder Rights Plan. In March 2001, the Board of Directors authorized and adopted a Rights Plan. Under the Rights Plan, each holder of Company common stock as of April 17, 2001 will be entitled to receive one right for each share of common stock held (the “Rights”). The Rights will be distributed as a non-taxable dividend and will expire ten years from the date of adoption of the Rights Plan.

      Each Right entitles the holder thereof, upon the occurrence of certain events, to purchase one one-hundredth of a share of newly-created Series A Junior Participating Preferred Stock of the Company (the “Series A Preferred Stock”) for a purchase price equal to $200.00 per Right. The Rights initially trade with the common stock, but detach from the common stock and become exercisable (i) in the event a person or affiliated group acquires 15% or more of the Company’s outstanding common stock, or (ii) ten business days after the commencement (or public announcement of the intention to commence) by a person or affiliated group of a tender offer or exchange offer for 15% or more of the Company’s outstanding common stock. In addition, in the event a person or affiliated group acquires 15% of more of the Company’s outstanding common stock, the holders of rights will be entitled, in lieu of purchasing shares of Series A Preferred Stock, to purchase shares of Company common stock from the Company at a 50% discount.

      The Company’s Board of Directors may terminate the Plan or redeem the rights for $.001 per Right at any time prior to the time a person or affiliated group acquires 15% or more of the Company’s common stock.

      The Rights Plan is designed to enable all the Company’s stockholders to realize the full value of their investment and to provide for fair and equal treatment for all stockholders in the event that an unsolicited attempt is made to acquire the Company. The adoption of the Rights Plan is intended as a means to guard against abusive takeover tactics. The effect will be to discourage acquisitions of 15% or more of the Company’s common stock without negotiations with the Board of Directors.

      The provisions you are voting on in this Proposal 2 are described below:

      Classified Board. Currently, each elected director holds office until the next annual meeting and until his or her successor is duly elected and qualified.

      Article V.A.2 of the Amended and Restated Certificate of Incorporation and Section 15 of the Amended and Restated Bylaws provide for a classified Board of Directors with staggered three-year terms. Directors are to be divided into three classes designated as Class I, Class II and Class III, respectively, by resolution of the Board of Directors. The Board of Directors will have authority to reallocate directors among classes from time to time, and to appoint new directors to any class, so long as the total number of directors in each class remains equal as nearly as practicable. The term of office of Class I directors will expire on the first annual meeting of stockholders following adoption of the Amended and Restated Certificate of Incorporation while the terms of Class II and Class III directors expire on the second and third annual meetings, respectively, following adoption of the Amended and Restated Certificate of Incorporation. If adopted, the provision would be applicable to every subsequent election of directors and have the effect of requiring at least two annual meetings to gain control of the Board of Directors versus only one under the current system.

      No Removal Without Cause. Under Delaware law, unless otherwise set forth in a company’s certificate of incorporation, a director on a non-classified Board of Directors, (i.e., a Board of Directors such as the Company’s which is not split into multiple classes) can be removed from office during his term by stockholders with or without cause by the affirmative vote of a majority of the then-outstanding shares of voting stock entitled to vote at an election of directors. Under the Company’s current Restated Certificate of Incorporation and Restated Bylaws, a director can be removed with cause by the stockholders with the affirmative vote of a majority of the outstanding voting stock, and without cause by the stockholders with the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the outstanding voting stock. Article V.A.3 of the Amended and Restated Certificate of Incorporation and Section 19 of the Amended and Restated Bylaws provides that the Company’s directors cannot be removed without cause and can only be removed with cause by the affirmative vote of the holders of a majority of the outstanding voting stock.

Advantages and Disadvantages of Proposed Amendments

      The proposed amendments to the Company’s Restated Bylaws and Restated Certificate of Incorporation described in this Proposal 2 were adopted by the Board of Directors because it believes that, taken together, such provisions enable the Board of Directors to preserve control of the process for an orderly sale of the Company. The Board of Directors believes that takeover attempts that have not been negotiated or approved by the Board of Directors could seriously disrupt the business and management of the Company and result in terms which may be less favorable to the stockholders as a group than would be available in a Board-approved transaction. Board-approved transactions may be carefully planned and undertaken at an opportune time in order to obtain maximum value for the Company and its stockholders.

      The provisions set forth in Proposal 2 also help to ensure the continuity of the Board of Directors and management. Although the Company has not experienced any problems with continuity on the Board of Directors in the past, the Board of Directors feels that it is prudent to provide for continuity in the event of a major change in ownership of the Company.

      These provisions were also proposed to help prevent “creeping acquisitions” in which a person or group seeks to acquire a controlling position in the Company without paying a control premium to the stockholders or acquires a block of stock large enough to force a proxy contest or tries to force the Company to repurchase the block of stock at a premium. The Board of Directors feels that the provisions set forth in this Proposal 2 will force potential acquirors to carefully assess their goals prior to buying a block of stock.

      If the stockholders approve Proposal 2, the members of the Board of Directors and management will be somewhat insulated from a sudden change in control caused by a hostile acquiror. This will permit them the necessary latitude to implement long-term strategic plans for the benefit of the Company’s stockholders. Furthermore, members of the Board of Directors will serve three-year terms rather than one-year terms and will be able to be removed from office only with cause and with the affirmative vote of the holders of at least a majority of the voting power of all the voting stock. The Board of Directors believes that the continuity caused by these measures will benefit the Company and its stockholders.

      Conversely, the provisions, particularly the classified Board of Directors structure, may be disadvantageous to stockholders because they may limit their flexibility to determine the composition of the Board of

Directors or to make other changes even in circumstances where a majority of the stockholders may be dissatisfied with the performance of the incumbent directors or otherwise desire to make changes. The provisions may also be disadvantageous because they could discourage future attempts to acquire control of the Company even though a majority of the stockholders might believe it is in their best interests or in which they might receive a substantial premium. The provisions may enable the Board of Directors to resist change and otherwise thwart the desires of a majority of the stockholders. Under Delaware law, however, the Board of Directors has a fiduciary duty to act in the best interests of the stockholders. This duty offsets, to a great extent, the potential disadvantages to stockholders of any of the measures proposed under Proposal 2.

PROPOSAL 3

APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

      In February 1997, the Board adopted, and the stockholders subsequently approved, the Company’s Employee Stock Purchase Plan (the “Purchase Plan”). In March 1999, the Board amended the Purchase Plan to increase the number of shares of common stock authorized for issuance under the Purchase Plan from a total of 400,000 shares to a total of 700,000 shares. The stockholders subsequently approved this amendment in May 1999.

      In February and March 2001, the Board amended the Purchase Plan, subject to stockholder approval, to increase the number of shares of common stock authorized for issuance under the Purchase Plan by an aggregate of 500,000 shares from a total of 700,000 shares to an aggregate total of 1,200,000 shares. The Board adopted these amendments in order to ensure that the Company can continue to grant purchase rights at levels determined appropriate by the Board.

      Since the inception of the Purchase Plan and through December 31, 2000, shares of common stock were purchased in the amounts and at the weighted average prices per share under the Purchase Plan as follows: all current executive officers as a group, 47,593 shares ($4.59); and all employees (excluding current executive officers) as a group, 596,586 shares ($4.23).

      As of February 15, 2001, purchase rights covering an aggregate of 644,179 shares of the Company’s common stock had been granted under the Purchase Plan. Consequently, only 55,821 shares of common stock remained available for future issuance under the Purchase Plan prior to the February and March 2001 amendments. In addition, the Company currently anticipates that no shares will remain available under the Purchase Plan by the date of this Annual Meeting.

      Stockholders are requested in this Proposal 3 to approve the Purchase Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Purchase Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

      The essential features of the Purchase Plan, as amended, are outlined below:

Purpose

      The purpose of the Purchase Plan is to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board to participate in the Purchase Plan) may be given an opportunity to purchase common stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. Approximately 367 of the Company’s approximate 371 employees are eligible to participate in the Purchase Plan.

      The rights to purchase common stock granted under the Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

Administration

      The Board administers the Purchase Plan and has the final power to construe and interpret both the Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase common stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any parent or subsidiary of the Company will be eligible to participate in the Purchase Plan.

      The Board has the power, which it has not yet exercised, to delegate administration of the Purchase Plan to a committee composed of not fewer than two members of the Board. As used herein with respect to the Purchase Plan, the “Board” refers to any committee the Board appoints as well as to the Board itself.

Offerings

      The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. Generally, each offering is two (2) years long and is divided into four (4) shorter “purchase periods,” each approximately six (6) months long.

Eligibility

      Any person who is customarily employed at least 20 hours per week and five months per calendar year by the Company (or by any parent or subsidiary of the Company designated by the Board) on the first day of an offering is eligible to participate in that offering, provided such employee has been continuously employed by the Company or the designated affiliate as the Board may require, but in no event greater than two years preceding the first day of the offering. Officers of the Company are eligible to participate in offerings under the Plan provided, however, that the Board may provide in an offering that certain employees who are “highly compensated,” as defined in the Code, are not eligible to participate in the offerings.

      However, no employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee may purchase more than $25,000 worth of common stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company and its affiliates in any calendar year.

Participation in the Plan

      Eligible employees enroll in the Purchase Plan by delivering to the Company, prior to the date selected by the Board as the offering date for the offering, an agreement authorizing payroll deductions of up to 15% of such employees’ compensation during the offering.

Purchase Price

      On each purchase date, an eligible employee enrolled in the Purchase Plan may purchase shares of common stock at a price per share equal to the lower of (i) 85% of the fair market value of a share of common stock on the day prior to the first day of the offering in which such employee elected to participate or (ii) 85% of the fair market value of a share of common stock on the day prior to the last day of the purchase period for the applicable offering.

Payment of Purchase Price; Payroll Deductions

      The purchase price of the shares is accumulated by payroll deductions over the offering. At any time during the offering, a participant may reduce or terminate his or her payroll deductions as the Board provides in the offering. A participant may not begin such payroll deductions after the beginning of the offering and a participant cannot increase such payroll deductions until the beginning of a new purchase period. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company. A participant may not make additional payments into such account.

Purchase of Stock

      By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under the Purchase Plan. In connection with offerings made under the Purchase Plan, the Board specifies a maximum number of shares of common stock an employee may be granted the right to purchase and the maximum aggregate number of shares of common stock that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares of common stock available, the Board would make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of each purchase period at the applicable price. See “Withdrawal” below.

Withdrawal

      While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable offering except as provided by the Board in the offering.

      Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of common stock on the employee’s behalf during such offering, and such employee’s interest in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee’s withdrawal from an offering will not have any effect upon such employee’s eligibility to participate in subsequent offerings under the Purchase Plan.

Termination of Employment

      Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee’s employment, for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

Restrictions on Transfer

      Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

Duration, Amendment and Termination

      The Board may suspend or terminate the Purchase Plan at any time. The Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Board if the amendment would (i) increase the number of shares of common stock reserved for issuance under the Purchase Plan, (ii) modify the requirements relating to eligibility for participation in the Purchase Plan, or (iii) modify any other provision of the Purchase Plan in a manner that would materially increase the benefits accruing to participants under the Purchase Plan, if such approval is required in order to comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

      Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of the Purchase Plan without consent of the employee to whom such rights were granted.

Effect of Certain Corporate Events

      In the event of a dissolution, liquidation or specified type of merger of the Company, (i) the surviving corporation either will assume the rights under the Purchase Plan or substitute similar rights, (ii) the rights under the Purchase Plan may continue in full force and effect, or (iii) the exercise date of any ongoing offering will be accelerated such that the outstanding rights may be exercised immediately prior to, or concurrent with, any such event.

Stock Subject to Purchase Plan

      Subject to this Proposal, an aggregate of 1,200,000 shares of common stock is reserved for issuance under the Purchase Plan. If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of common stock not purchased under such rights again becomes available for issuance under the Purchase Plan.

Federal Income Tax Information

      Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

      A participant will be taxed on amounts withheld for the purchase of shares of common stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

      If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Such capital gains currently are generally subject to lower tax rates than ordinary income.

      If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

      There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

PROPOSAL 4

APPROVAL OF THE NON-EMPLOYEE DIRECTORS’ PLAN, AS AMENDED

      In February 1997, the Board adopted, and the stockholders subsequently approved, the Company’s Non-Employee Directors’ Plan (the “Directors’ Plan”). In April 2000, the Board approved certain amendments to the Directors’ Plan, each of which were approved by stockholders in May 2000.

      In February 2001, the Board amended the Directors’ Plan, subject to stockholder approval, to increase the number of shares reserved for issuance under the Directors’ Plan from 240,000 to 310,000. As of February 15, 2001, options covering an aggregate of 78,167 shares of the Company’s common stock were outstanding under the Directors’ Plan and 92,001 shares of common stock remained available for future grant under the Directors’ Plan, not including the additional 70,000 shares for which the Company is seeking stockholder approval in this Proposal 4.

      Stockholders are requested in this Proposal 4 to approve the Directors’ Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Directors’ Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.

      The essential features of the Directors’ Plan are outlined below:

General

      The Directors’ Plan provides for the automatic grant of nonstatutory stock options to non-employee directors of the Company. Options granted under the Directors’ Plan are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. See “Federal Income Tax Information” for a discussion of the tax treatment of nonstatutory stock options.

Purpose

      The Board adopted the Directors’ Plan to provide a means by which non-employee directors of the Company may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. Six of the current directors of the Company are eligible to participate in the Directors’ Plan.

Administration

      The Board administers the Directors’ Plan. The Board has the power to construe and interpret the Directors’ Plan. The Directors’ Plan specifies the persons to whom or the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price and the type of consideration or the other terms of the option.

Eligibility

      The Directors’ Plan provides that options may be granted only to non-employee directors of the Company. A “non-employee director” is defined in the Directors’ Plan as a director of the Company who is not otherwise an employee of the Company or any affiliate.

Stock Subject to the Directors’ Plan

      Subject to stockholder approval of this Proposal, an aggregate of 310,000 shares of common stock is reserved for issuance under the Directors’ Plan. If options granted under the Directors’ Plan expire or otherwise terminate without being exercised, the shares of common stock not acquired pursuant to such options again become available for issuance under the Directors’ Plan. If the Company reacquires unvested stock issued under the Directors’ Plan, the reacquired stock will again become available for reissuance under the Directors’ Plan.

Terms of Options

      The following is a description of the terms of options under the Directors’ Plan. Individual option grants may not be more restrictive as to the terms described below:

      Automatic Grants. Pursuant to the terms of the Directors’ Plan, each person who for the first time becomes a non-employee director, automatically will be granted, upon the date of his or her initial appointment or election to be a non-employee director, a one-time option to purchase 20,000 shares of common stock. In addition, on the date of each annual meeting of stockholders of the Company, each person who is elected at such annual meeting to serve as a non-employee director (other than a person who received a grant in accordance with the immediately preceding sentence on or during the three-month period preceding such annual meeting) automatically will be granted an option to purchase 5,000 shares of common stock.

      Exercise Price; Payment. The exercise price of options granted under the Directors’ Plan may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant. As of April 16, 2001, the closing price of the Company’s common stock as reported on the Nasdaq National Market System was $     per share.

      The exercise price of options granted under the Directors’ Plan must be paid (i) in cash at the time the option is exercised, (ii) by delivery of other common stock of the Company, or (iii) by a combination of payment with cash and common stock of the Company.

      Option Exercise. Options granted under the Directors’ Plan vest during the optionholder’s service as a director of the Company but not during any subsequent employment of the optionholder by and/or service by the optionholder as a consultant to the Company. Initial grants of 20,000 shares vest at the rate of 25% on the first anniversary of the date of grant and at   1/48 per month (25% per year) thereafter during the optionee’s services as a director, so that the options become fully vested after four years. Annual grants of 5,000 shares vest over twelve months at the rate of   1/12 per month during the optionee’s service as a director, so that the options are fully vested one year after grant. The Board has the power to accelerate the time during which an option may vest or be exercised. Options granted under the Directors’ Plan permit exercise prior to vesting, and in such event the optionholder is required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares at their exercise price should the optionholder’s service terminate before vesting. To the extent provided by the terms of an option, an optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionholder, by delivering already-owned common stock of the Company or by a combination of these means.

      Term. The term of options under the Directors’ Plan is 10 years. Options under the Directors’ Plan terminate three months after termination of the optionholder’s service unless (i) such termination is due to the optionholder’s disability, in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; or (ii) the optionholder dies before the optionholder’s service has terminated, or within a period specified in the option agreement after the optionee’s service, in which case the option may be exercised (to the extent the option was exercisable at the time of the optionholder’s death) within 18 months of the optionholder’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution. An optionholder may designate a beneficiary who may exercise the option following the optionholder’s death.

      An optionholder’s option agreement provides that if the exercise of the option following the termination of the optionholder’s service would result in liability under Section 16(b) of the Exchange, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) the 10th day after the last date on which such exercise would result in such liability under Section 16(b). An optionholder’s option agreement also provides that if the exercise of the option following the termination of the optionholder’s service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act of 1933, as amended, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the optionholder’s service during which the exercise of the option would not be in violation of such registration requirements.

      Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Directors’ Plan as determined by the Board.

Restrictions on Transfer

      An option shall only be transferable by the optionee upon such terms and conditions as are set forth in the option agreement for such option, as the Board or the Compensation Committee shall determine in its discretion. The optionee may, by delivering written notice to the Company in a form satisfactory to the Company, designate a third party who, in the event of the death of the optionee, shall thereafter be entitled to exercise the option.

Adjustment Provisions

      Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the class and number of shares of common stock subject to the Directors’ Plan and outstanding options. In that event, the Directors’ Plan will be appropriately adjusted as to the class and the maximum number of shares of common stock subject to the Directors’ Plan, and outstanding options will be adjusted as to the class, number of shares and price per share of common stock subject to such options.

Effect of Certain Corporate Events

      The Directors’ Plan provides that in the event of a dissolution, liquidation or sale of substantially all of the assets of the Company, specified types of merger, or other corporate reorganization (“change in control”), the time during which options outstanding under the Directors’ Plan may be exercised shall be accelerated to permit the optionee to exercise all such options in full prior to such event, and the options shall terminate if not exercised prior to such event.

Duration, Amendment and Termination

      The Board may suspend or terminate the Directors’ Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Directors’ Plan will terminate on the date that is ten (10) years after the Effective Date.

      The Board may also amend the Directors’ Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Directors’ Plan to satisfy Rule 16b-3 of the Exchange Act); (ii) increase the number of shares reserved for issuance upon exercise of options; or (iii) change any other provision of the Directors’ Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 162(m) of the Code. However, the Board may not amend the Plan more than once every six months with respect to the provisions of the Plan that relate to the amount, price and timing of grants, other than to comport with changes in the Code, or the applicable regulations or rulings thereunder. The Board may submit any other amendment to the Directors’ Plan for stockholder approval.

Federal Income Tax Information

      Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

      Nonstatutory Stock Options. Nonstatutory stock options granted under the Directors’ Plan generally have the following federal income tax consequences:

      There are no tax consequences to the optionholder or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionholder normally will recognize taxable ordinary income equal to the excess of the stock’s fair market value on the date of exercise over the option exercise price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. If the optionholder becomes an employee, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder.

      Upon disposition of the stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option (or vesting of the stock). Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

PROPOSAL 5

APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

      The Board of Directors has adopted, subject to stockholder approval, the Amended and Restated Certificate of Incorporation of the Company, as set forth in Appendix B, that includes an amendment to increase the Company’s authorized number of shares of common stock from 50,000,000 shares to 150,000,000 shares.

      The additional common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding common stock of the Company. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock of the Company, except for effects incidental to increasing the number of shares of the Company’s common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon filing of the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

      In addition to the 20,810,725 shares of common stock outstanding on February 15, 2001, the Board has reserved 8,944,354 shares for issuance upon exercise of options and rights granted under the Company’s stock option and equity incentive plans, which includes 700,000 shares currently reserved under the Company’s 1997 Employee Stock Purchase Plan, 240,000 shares currently reserved under the Company’s Non-Employee Directors’ Plan, 8,000,000 shares reserved under the Company’s 1996 Stock Plan and 4,354 shares issuable upon the exercise of options to purchase shares of the Company’s common stock that are currently outstanding outside the Company’s 1996 Stock Plan. Additionally, pursuant to the merger with PanVera Corporation, the Company issued approximately 1,900,000 shares of common stock, including shares underlying options to purchase common stock, in March of 2001. The Company will also reserve an additional 570,000 shares for future issuance subject to stockholder approval of Proposals 3 and 4 herein.

      Although at present the Board of Directors has no other plans to issue the additional shares of common stock for which it is soliciting stockholder approval, it desires to have such shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used, without further stockholder approval, for various purposes including, without limitation, stock splits, raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies and expanding the company’s business or product lines through the acquisition of other businesses or products.

      The additional shares of common stock that would become available for issuance if the proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such hostile attempts directed at the Company), nevertheless, stockholders should be aware that approval of this proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

      The affirmative vote of the holders of a majority of the shares of the common stock will be required to approve this amendment to the Company’s Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 5.

PROPOSAL 6

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The Board of Directors has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since its inception in 1995. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

      Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Audit Fees

      During the fiscal year ended December 31, 2000, the aggregate fees billed by Ernst & Young LLP for the audit of the Company’s financial statements for such fiscal year and for the reviews of the Company’s interim financial statements by was $78,000.

Financial Information Systems Design and Implementation Fees

      During the fiscal year ended December 31, 2000, the Company did not incur any information technology consulting fees from services provided by Ernst & Young LLP.

All Other Fees

      During fiscal year ended December 31, 2000, the aggregate fees billed by Ernst & Young LLP for all other professional services rendered on behalf of the Company were $355,548, including audit related services of $294,123 and non-audit services of $61,425. Other audit related fees include items such as fees for services rendered in connection with the preparation and filing of registration statements related to financing transactions and merger transactions, audits of employee benefit plans, comfort letters and consents, and consultation on accounting standards or transactions.

      The Audit Committee has determined the rendering of the information technology consulting fees and all other non-audit services by Ernst & Young LLP is compatible with maintaining the auditor’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 6.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the ownership of the Company’s common stock as of February 15, 2001 by: (i) each nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

		Shares Issuable
		Upon Exercise of
		Options
		Exercisable	Percentage of
		Within 60 Days	Shares
	Shares Beneficially	of February 15,	Beneficially
Name and Address(1)	Owned(2)	2001	Owned(2)

T. Rowe Price Associates, Inc. and affiliated entities	1,378,940 (3)	—	6.6%
100 East Pratt Street, 9th Floor Baltimore, MD 21202

James C. Blair	21,764	10,834	*

John D. Mendlein	83,830	12,805	*

Hugh Y. Rienhoff, Jr.	16,418	16,418	*

Roy A. Whitfield	23,334	6,168	*

Wendell Wierenga	—	—

Timothy J. Wollaeger	7,084	7,084	*

Stuart J.M. Collinson	180,760	177,307	*

Thomas G. Klopack	58,224	34,063	*

Christopher W. Krueger	366	—	*

Paul A. Negulescu	58,224	18,208	*

Harry Stylli	154,436	90,001	*

All directors and executive officers as a group (12 persons)	622,387	385,089	2.9%

*	Less than one percent.

(1)	The address for the Company’s executive officers and directors is: c/o Aurora Biosciences Corporation, 11010 Torreyana Road, San Diego, CA 92121.

(2)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 20,810,725 shares outstanding on February 15, 2001, adjusted as required by rules promulgated by the SEC. Beneficial ownership also includes shares issuable pursuant to options and other rights to purchase shares of the Company’s common stock exercisable within 60 days of February 15, 2001.

(3)	These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the 1934 Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the

Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with except that three Form 3 Initial Statements of Beneficial Ownership for each of Mr. Krueger, Dr. Negulescu and Dr. Wierenga were filed late, and one report for Dr. Rienhoff, covering one transaction, was filed late.

EXECUTIVE COMPENSATION

Compensation of Directors

      Each non-employee director of the Company receives a per meeting fee in cash of $2,500 for every Board meeting at which such director is in attendance in person and $500 for every Board meeting at which such director is in attendance by telephone (plus $500 for each committee meeting attended by committee members). In the fiscal year ended December 31, 2000, the total cash compensation paid to non-employee directors was $47,500. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

      Each non-employee director of the Company also receives stock option grants under the Directors’ Plan. Only non-employee directors of the Company are eligible to receive options under the Directors’ Plan. Options granted under the Directors’ Plan are intended by the Company not to qualify as incentive stock options under the Code.

      Pursuant to the terms of the Directors’ Plan, each person who for the first time becomes a non-employee director, automatically will be granted, upon the date of his initial election or appointment to be a non-employee director, a one-time option to purchase 20,000 shares of common stock. In addition, on the date of each annual meeting of the stockholders of the Company, each person who is elected at such annual meeting to serve as a non-employee director (other than a person who receives a grant in accordance with the immediately preceding sentence on or during the three-month period preceding such annual meeting) automatically was or will be granted an option to purchase 5,000 shares of common stock.

      During the fiscal year ended December 31, 2000, the Company granted options covering an aggregate of 40,000 shares to the current non-employee directors of the Company, some at the exercise price of $38.19 per share and some at $58.56 per share. The exercise price per share of each option was equal to the fair market value of the Company’s common stock on the respective dates of grant, as determined in accordance with the Directors’ Plan. As of February 15, 2001, 69,832 options had been exercised under the Directors’ Plan.

Compensation of Executive Officers

      The following table shows, for the fiscal years ended December 31, 1998, 1999 and 2000, compensation awarded, paid to, or earned by: (i) the Company’s current Chief Executive Officer; (ii) the Company’s other four most highly compensated executive officers as of December 31, 2000; and (iii) one former executive officer of the Company:

Summary Compensation Table

							Long-Term
							Compensation
							Awards
		Annual Compensation(1)
							Securities
					Other Annual		Underlying
Names and Principal Position	Year	Salary($)	Bonus($)		Compensation($)		Options(#)

Stuart J.M. Collinson(2)	2000	369,312	169,486		3,253	(4)	51,065
Chairman of the Board, Chief Executive Officer and President	1999	193,941	92,000	(3)	139,539	(5)	430,000

Thomas G. Klopack	2000	231,000	64,613		17,389	(6)	30,000
Senior Vice President,	1999	210,695	29,300		24,308	(7)	25,000
Chief Operating Officer	1998	84,545	38,000		57,726	(8)	100,000

Christopher W. Krueger(9)	2000	180,000	116,000	(10)	—		90,000
General Counsel, Vice	1999	—	—		—		—
President, Strategic Alliances	1998	—	—		—		—

John D. Mendlein(11)	2000	210,000	—		30,000	(12)	30,000
Former Senior Vice President,	1999	200,833	50,000		—		25,000
Intellectual Property, Chief Knowledge Officer and General Counsel	1998	163,333	40,000		620	(13)	60,000	(14)

Paul A. Negulescu(15)	2000	190,000	61,370		—		38,500
Senior Vice President,	1999	150,000	40,000		—		58,600
Discovery Biology	1998	105,000	7,880		—		9,800	(16)

Harry Stylli(17)	2000	231,000	90,000		40,000	(18)	20,000
Senior Vice President,	1999	213,250	54,078		20,000	(19)	80,000
Commercial Development	1998	174,417	40,000		620	(20)	40,000

(1)	In accordance with the rules of the Securities and Exchange Commission, the compensation described in this table does not include medical, group life insurance or other benefits received by the named executive officers which are available generally to all salaried employees of the Company and certain perquisites and other personal benefits received by the named executive officers which do not exceed the lesser of $50,000 or 10% of any such officer’s salary and bonus disclosed in this table.

(2)	Dr. Collinson joined the Company as President in May 1999, became Chief Executive Officer in November 1999 and was appointed Chairman of the Board in March 2000.

(3)	Includes $28,000 hiring bonus for Dr. Collinson.

(4)	Includes $3,253 paid for relocation expenses for Dr. Collinson.

(5)	Includes $60,774 paid for relocation expenses for Dr. Collinson. Also includes $78,765 as fees paid for consulting services rendered prior to employment with the Company, from January to May 1999.

(6)	Includes $15,000 in loan forgiveness and amounts attributable to discount on loan interest for Mr. Klopack.

(7)	Includes $15,000 in loan forgiveness, amounts paid for relocation expenses and amounts attributable to discount on loan interest for Mr. Klopack.

(8)	Includes $57,656 paid for relocation expenses and amounts attributable to discount on loan interest for Mr. Klopack.

(9)	Mr. Krueger joined the Company as Vice President, Strategic Alliances in April 2000, became Vice President, Strategic Alliances and Legal Affairs in October 2000 and was promoted to General Counsel, Vice President, Strategic Alliances in February 2001.

(10)	Includes $80,000 hiring bonus paid to Mr. Krueger when he joined the Company in April 2000.

(11)	Dr. Mendlein resigned as Senior Vice President, Intellectual Property, Chief Knowledge Officer and General Counsel in October 2000.

(12)	Includes $30,000 in loan forgiveness for Dr. Mendlein.

(13)	Includes $620 paid in gift certificates to Dr. Mendlein.

(14)	Includes options that were granted in a prior year and repriced in 1998.

(15)	Dr. Negulescu became an executive officer in December 1999.

(16)	Includes options that were granted in a prior year and repriced in 1998.

(17)	Dr. Stylli became an executive officer in July 1998.

(18)	Includes $40,000 in loan forgiveness for Dr. Stylli.

(19)	Includes $20,000 in loan forgiveness for Dr. Stylli.

(20)	Includes $620 paid in gift certificates to Dr. Stylli.

STOCK OPTION GRANTS AND EXERCISES

      The Company grants options to its executive officers under its 1996 Stock Plan. As of December 31, 2000, options to purchase a total of 3,560,733 shares were outstanding under the 1996 Stock Plan and options to purchase 2,827,434 shares remained available for grant thereunder. In addition, pursuant to a merger consummated on October 4, 2000, the Company assumed stock options to purchase 4,354 shares of common stock and as of December 31, 2000, these options are currently outstanding outside the 1996 Stock Plan. The following tables show for the fiscal year ended December 31, 2000, certain information regarding options granted to, exercised by, and held at year end by, the named executive officers listed in the Summary Compensation Table:

Option Grants in Last Fiscal Year

	Individual Grants
					Potential Realizable
		% of			Value at Assumed
	Number of	Total			Annual Rates of Stock
	Securities	Options			Price Appreciation for
	Underlying	Granted to	Exercise		Option Term(s)(4)
	Options	Employees	or Base	Expiration
Name	Granted(1)(#)	in 2000(2)	Price(3)($)	Date	5%($)	10%($)

Stuart J.M. Collinson	51,065	3.6	36.50	2/1/10	1,172,179	2,970,533

Thomas G. Klopack	20,000	1.4	36.50	2/1/10	459,093	1,163,432
	10,000	0.7	59.75	2/8/10	375,765	952,261

Christopher W. Krueger	80,000	5.6	33.00	4/28/10	1,660,282	4,207,480
	10,000	0.7	64.97	9/28/10	408,593	1,035,454

Paul A. Negulescu	8,500	0.6	36.50	2/1/10	195,115	495,459
	30,000	2.1	64.97	9/28/10	1,225,779	3,106,363

John D. Mendlein	20,000	1.4	36.50	2/1/10	459,093	1,163,432
	10,000	0.7	59.75	2/8/10	375,765	952,261

Harry Stylli	10,000	0.7	36.50	2/1/10	229,547	581,716
	10,000	0.7	59.75	2/8/10	375,765	952,261

(1)	The stock options vest over a four-year period, 25% on the first anniversary of the grant date and approximately 2.084% each month thereafter until fully vested, and have a maximum term of 10 years measured from the grant date, subject to earlier termination upon the optionee’s cessation of service with the Company.

(2)	Based on options to purchase an aggregate of 1,421,535 shares of common stock granted to Company employees under the 1996 Stock Plan, including the executive officers named in the Summary Compensation Table above and consultants. This computation does not include options to purchase 4,354 shares of common stock pursuant to option agreements assumed by the Company in its acquisition of Quorum Sciences, Inc. on October 4, 2000.

(3)	The exercise price on the date of grant was equal to 100% of the fair market value on the date of grant as reported on the Nasdaq National Market the day prior to the date of grant in accordance with the 1996 Stock Plan.

(4)	The potential realizable value is based on the form of the option at its time of grant (10 years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of the future common stock price. There can be no assurance that any of the values reflected in the table will be achieved.

      The following table sets forth certain information with respect to stock options exercised by the named executive officers listed in the Summary Compensation Table during the fiscal year ended December 31, 2000. In addition, the table sets forth the number of shares covered by stock options as of the fiscal ended year December 31, 2000, and the value of “in-the-money” stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option at the end of the fiscal year ended December 31, 2000.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities
			Underlying Unexercised	Value of Unexercised in
			Options at	the Money Options at
	Shares		December 31, 2000(#)	December 31, 2000($)(1)
	Acquired	Value
Name	on Exercise(#)	Realized($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Stuart J. M. Collinson	59,000	3,855,875	136,000/286,065	3,353,250/5,659,063

Thomas G. Klopack	56,250	4,006,045	16,146/ 82,604	391,315/1,267,682

Christopher W. Krueger(2)	—	—	—/ 90,000	—/—

John D. Mendlein	24,550	1,544,171	49,609/ 60,245	1,340,622/ 745,603

Paul A. Negulescu	17,829	1,242,858	10,351/ 79,520	223,173/ 908,474

Harry Stylli	—	—	75,001/ 84,999	1,975,587/1,643,143

(1)	Based on the $31.44 per share closing price of the Company’s common stock on the Nasdaq National Market on December 29, 2000 less the exercise price of the options.

(2)	None of Mr. Krueger’s options are in the money as of December 31, 2000.

EMPLOYMENT AGREEMENTS

      In April and December 1999, the Company entered into agreements with Dr. Stuart J.M. Collinson, its Chairman of the Board, Chief Executive Officer and President. Pursuant to these agreements, Dr. Collinson received an initial annual base salary of $350,000 and is eligible to receive an annual performance bonus, in cash, of up to fifty percent (50%) of his base salary conditioned upon achievement of certain specified milestones. In the event that Dr. Collinson’s employment is terminated other than “for cause” (as defined in the agreements), he is entitled to severance payments equal to one year of his then current base salary plus an amount equal to his most recent annual bonus, vesting of any unvested stock options, and reimbursement of actual and reasonable expenses incurred in connection with the relocation of his principal residence to the United Kingdom, including forgiveness of the outstanding housing loan. Additionally, pursuant to these agreements, the Company granted Dr. Collinson options to purchase 430,000 shares of common stock from the 1996 Stock Plan.

      In June 1998, the Company executed a letter agreement with Thomas G. Klopack, a Senior Vice President of the Company, in connection with his commencement of employment with the Company. Pursuant to the letter agreement, Mr. Klopack received an initial annual base salary of $180,000. In the event Mr. Klopack’s employment is terminated by the Company other than “for cause” (as defined in the agreement), he is entitled to a severance payment equal to (i) nine months’ salary if his termination is between 12 and 18 months after his start date, or (ii) six months’ salary if his termination is between 18 and 24 months after his start date.

      In June 1995, the Company executed a letter agreement with Dr. Harry Stylli, a Senior Vice President of the Company, in connection with his commencement of employment with the Company. Pursuant to the letter agreement, Dr. Stylli received an initial annual base salary of $100,000 per year. In the event Dr. Stylli’s employment is terminated by the Company, it will pay his salary for an additional six months.

Transactions with Management

      In April 2000 and May 2000, the Company entered into a loan agreement with Dr. Stuart J.M. Collinson, its Chairman of the Board, Chief Executive Officer and President. Pursuant to the terms of the agreement, the Company extended a loan to Dr. Collinson in the amount of $132,000 to assist with the purchase of a residence in connection with Dr. Collinson’s relocation to San Diego. The loan is secured by Dr. Collinson’s primary residence. The principal loan amount and accrued interest amounts under the loan will be forgiven as a retention bonus awarded on May 21, 2003 if Dr. Collinson is employed by the Company at that time.

      The Company has entered into a loan agreement with Thomas G. Klopack, a Senior Vice President of the Company. Mr. Klopack received an interest-free loan of $60,000 to assist with the purchase of a residence in connection with Mr. Klopack’s relocation to San Diego. The loan is secured by Dr. Klopack’s primary residence. The loan will be forgiven annually over four years at the rate of $15,000 per year if Mr. Klopack is employed by the Company at December 31 of each of those years beginning on December 31, 1999. In consideration of such forgiveness, any performance-based bonus awarded to Mr. Klopack for each of those years will be reduced by 50%, up to a maximum of $10,000 each year. Mr. Klopack also received a hiring bonus of $20,000, which may be required to be returned to the Company under certain circumstances.

      In April 2000, the Company executed a letter agreement with Christopher W. Krueger, General Counsel and a Vice President of the Company, in connection with his commencement of employment. Pursuant to the letter agreement, Mr. Krueger was paid a hiring bonus of $80,000, which may be required to be returned to the Company under certain circumstances.

      The Company entered into a loan agreement with Dr. John D. Mendlein, a current director and a former Senior Vice President of the Company, pursuant to which the Company loaned Dr. Mendlein $30,000 for educational expenses. Dr. Mendlein received $15,000 in August 1999, and $15,000 in February 2000. Interest has been paid monthly by Dr. Mendlein at the applicable federal rate per annum. Upon Dr. Mendlein’s termination of employment on October 31, 2000, the Company forgave $30,000 of the principal amount of the loan.

      In February 1997, the Company entered into a loan agreement with Dr. Harry Stylli, a Senior Vice President of the Company, to assist with the purchase of a residence in connection with his relocation to San Diego. Pursuant to the agreement, Dr. Stylli borrowed $60,000, pursuant to a promissory note bearing interest at 5.66% per annum, payable monthly, due and payable on February 18, 1998. This loan is secured by all shares of the Company’s common stock issued to Dr. Stylli and his primary residence. In April 1999, an amendment to his loan was made extending the due and payable date to February 18, 2001 and reducing the number of shares of stock to 30,000 to secure the loan. Interest was paid monthly by Dr. Stylli at 5.66% per annum. In May 1999, the Company agreed to forgive the principal amount of the loan in equal installments provided that Dr. Stylli was employed by the Company each of those installment dates. On each of

November 4, 1999, May 4, 2000 and November 4, 2000, $20,000 of the principal amount of the loan was forgiven by the Company.

      The Company has also entered into an indemnification agreement with each of its directors and executive officers which provide, among other things, that it will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party be reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company’s Bylaws.

      The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the disinterested directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION1

      The Compensation Committee of the Board of Directors consists of Drs. Blair and Rienhoff. None of the members are officers or employees of the Company. The Committee also receives input from the Chief Executive Officer regarding compensation of all executive officers other than the Chief Executive Officer, who considers the same criteria as that considered by the Committee, as described below.

Compensation Philosophy

      The Committee is responsible for setting and administering the Company’s policies governing employee compensation and employee benefit plans, as well as establishing and administering the Company’s executive compensation arrangements to attract and retain executives capable of leading the Company to meet its business objectives and to motivate them to enhance long-term shareholder value. A significant portion of the Company’s annual executive compensation program is determined on the basis of corporate performance. The program is designed to provide base salaries that represent competitive compensation for the Company’s executive officers, incentive compensation and long-term incentives that motivate the Company’s executive officers to achieve strategic business objectives over the long term.

      Salary. Salary is targeted at competitive levels within the biotechnology industry. For the purpose of establishing these levels, the Company compares itself to a self-selected group of biotechnology companies in stages of development similar to that of the Company. The companies included in the survey are not necessarily the same as the companies included in the market indices included in the performance graph in this Proxy Statement. Although the compensation (salary and bonus) survey referred to above and the market indices included in the performance graph are broad and include companies in related industries, the market surveys and indices were created for different purposes and accordingly are not comparable.

      Based on the data generated in the surveys, the Committee then sets target salary levels applicable to each executive officer. For fiscal year 2000, the Committee established target salaries at levels approximating the median levels determined based on the surveys. The Committee made its target salary determinations subjectively after considering the competitive nature of the biotechnology industry and the Company’s need to attract and retain talented executive officers.

1 The material in this report is not “soliciting material”, is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

      The Committee then considers the level of responsibility, experience and contributions of each executive officer and sets each officer’s salary, taking into account the target compensation, recent corporate performance and the Committee’s evaluation of individual performance. For fiscal year 2000, the salary of each executive officer was generally at or near the median target compensation levels determined through the surveys.

      Long-Term Incentives. Long-term incentives are provided to executives through the Company’s equity incentive program, which consists primarily of its 1996 Stock Plan. Grants under the 1996 Stock Plan are generally made at fair market value, have a term of 10 years and are subject to vesting over four years, with vesting tied to continued employment. This component of compensation is intended to retain and motivate executives to improve long-term stock market performance and accordingly, executives receive value from this plan only if the Company’s common stock appreciates. Additional long-term incentives are provided through the Company’s Employee Stock Purchase Plan in which all eligible employees may participate up to 15% of their annual compensation.

      Option grant levels to executive officers are subjectively determined by the Committee after considering stock option grant data taken from the compensation surveys referred to above, as well as the level of responsibility, experience and contributions of each executive officer. Generally, the Committee expects to grant options to executive officers annually as part of the performance review process for each officer. In determining the size of individual grants, the Committee also considers the number of shares subject to previous grants to each executive officer, including the number of shares that have vested and remain unvested.

      Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid in a taxable year to those executive officers named above under “Executive Compensation — Compensation of Executive Officers.” Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The Committee has determined that stock options granted under the Company’s 1996 Stock Plan with an exercise price at least equal to the fair market value of the Company’s common stock on the date of grant shall be treated as “performance-based compensation.”

      Cash Bonus Awards. Each executive officer serving as such as of the end of the year, including the Chief Executive Officer, received a performance-based cash award for 2000. These cash bonuses were paid based upon individual performance and the Company’s financial results for 2000. The Committee’s recommendations were based on the accomplishments described above, as well as particular accomplishments achieved by the executive during the year in his area of responsibility, and such other factors as the Committee deemed relevant to motivate the executive to achieve strategic performance levels.

Chief Executive Officer Compensation

      Dr. Collinson’s compensation is determined in accordance with the criteria described above for all executive officers. In 2000, Dr. Collinson achieved several milestones established by the Board, including the acquisition of Quorum Sciences, Inc. and the execution of a merger agreement to acquire PanVera Corporation, which was completed on March 1, 2001. Dr. Collinson’s annual salary in 2000 was $369,300 and he was also awarded stock options to purchase an aggregate of 51,065 shares of the Company’s common stock pursuant to the 1996 Plan. Based upon his individual performance and the Company’s financial results in 2000, in February 2001, Dr. Collinson’s annual base salary was increased to $385,000 per year and he was awarded a cash bonus of $169,486. In February 2001, he also was awarded stock options to purchase an additional 98,300 shares of the Company’s common stock under the 1996 Plan. Dr. Collinson is also eligible to receive an annual performance-based bonus, in cash, of up to fifty percent (50%) of his base salary conditioned upon achievement of certain specified milestones in 2001. In the event that Dr. Collinson’s employment is terminated other than “for cause” (as defined in the agreements), he is entitled to severance payments equal to one year of his then current base salary plus an amount equal to his most recent bonus, vesting of any unvested stock options, and reimbursement of actual and reasonable expenses incurred in connection with the relocation of his principal residence to the United Kingdom, including forgiveness of any outstanding housing loan he may then have with the Company.

Compensation Committee

James C. Blair

Hugh Y. Rienhoff, Jr.

Compensation Committee Interlocks and Insider Participation

      No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

      The Audit Committee of the Board of Directors reviews the Company’s financial reporting process on behalf of the Board of Directors and operates under a written charter approved by the Board of Directors (attached as Appendix A). The Committee consists of Drs. Blair, and Rienhoff and Mr. Wollaeger. None of the members are officers or employees of the Company. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

      In the context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

      In addition, the Committee has discussed with the independent auditors, the auditor’s independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussion With Audit Committees).

      The Committee discussed with the Company’s independent auditors the overall scope and plans for its audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of its examination, the evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Committee and the Board of Directors also have recommended, subject to shareholder approval, the selection of the Company’s independent auditors.

Audit Committee

James C. Blair

Hugh Y. Rienhoff, Jr.
Timothy J. Wollaeger

(1) The material in this report is not “soliciting material”, is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PERFORMANCE MEASUREMENT COMPARISON(1)

      The following graph shows the total stockholder return of an investment of $100 in cash on June 19, 1997 for (i) the Company’s common stock, (ii) the CRSP Total Return Index for the Nasdaq Stock Market (US) (“Nasdaq US”) and (iii) Nasdaq Pharmaceutical Stocks (“Nasdaq PH”). All values assume reinvestment of the full amount of all dividends and are calculated as of the last business day of each quarter listed in the graph:

Comparison of Total Cumulative Return on Investment

Since the Company’s Initial Public Offering on June 19, 1997

	ABSC	Nasdaq - US	Nasdaq - PH

6/30/97	100.000	100.000	100.000
9/30/97	137.957	116.911	112.225
12/31/97	126.506	109.452	100.838
3/31/98	110.843	128.095	110.713
6/30/98	56.627	131.630	102.342
9/30/98	57.831	116.887	96.637
12/31/98	62.053	154.351	128.365
3/31/99	64.761	173.103	140.782
6/30/99	69.880	189.363	143.411
9/30/99	125.908	194.077	164.979
12/31/99	255.422	286.842	241.271
3/31/00	393.976	321.927	296.120
6/30/00	657.234	279.890	328.708
9/29/00	655.422	257.535	361.560
12/29/00	303.017	172.588	300.103

(1)	This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

OTHER MATTERS

      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Stuart J.M. Collinson
Chairman of the Board, Chief Executive Officer
and President

April 23, 2001

      A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2000 is available without charge upon written request to: Investor Relations, Aurora Biosciences Corporation, 11010 Torreyana Road, San Diego, California, 92121.

APPENDIX A

AURORA BIOSCIENCES CORPORATION

CHARTER OF THE AUDIT COMMITTEE

Effective as of April 24, 2000

Purpose And Policy

      The Audit Committee shall provide assistance and guidance to the Board of Directors of the Company in fulfilling its oversight responsibilities to the Company’s stockholders with respect to the Company’s corporate accounting and reporting practices as well as the quality and integrity of the Company’s financial statements and reports. The policy of the Audit Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Audit Committee and the independent auditors, the Company’s financial management and internal auditors.

Composition And Organization

      The Audit Committee shall consist of at least three members of the Board of Directors. The members of the Audit Committee shall satisfy the independence and experience requirements of the Nasdaq National Market.

      The Audit Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate. Minutes of each meeting of the Audit Committee shall be prepared and distributed to each director of the Company promptly after each meeting. The operation of the Audit Committee shall be subject to the Bylaws of the Company as in effect from time to time and Section 141 of the Delaware General Corporation Law.

Responsibilities

      In fulfilling its responsibilities, the Audit Committee believes that its functions and procedures should remain flexible in order to address changing conditions most effectively. To implement the policy of the Audit Committee, the Committee shall be charged with the following functions:

1. To recommend annually to the Board of Directors the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year, which firm is ultimately accountable to the Audit Committee and the Board, as representatives of the Company’s stockholders.

2. To review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefore, and all other matters the Audit Committee deems appropriate.

3. To evaluate, together with the Board, the performance of the independent auditors and, if so determined by the Audit Committee, to recommend that the Board replace the independent auditors.

4. To receive written statements from the independent auditors delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1, to consider and discuss with the auditors any disclosed relationships or services that could affect the auditors’ objectivity and independence and otherwise to take, and if so determined by the Audit Committee, to recommend that the Board take, appropriate action to oversee the independence of the auditors.

5. To review, upon completion of the audit, the financial statements to be included in the Company’s Annual Report on Form 10-K.

6. To discuss with the independent auditors the results of the annual audit, including the auditors’ assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, the nature of significant risks and exposures, the adequacy of the disclosures in the financial

A-1

statements and any other matters required to be communicated to the Committee by the independent auditors under generally accepted accounting standards.

7. To evaluate the cooperation received by the independent auditors during their audit examination, including any restrictions on the scope of their activities or access to required records, data and information.

8. To confer with the independent auditors and with the senior management of the Company regarding the scope, adequacy and effectiveness of internal accounting and financial reporting controls in effect.

9. To confer with the independent auditors and senior management in separate executive sessions to discuss any matters that the Audit Committee, the independent auditors or senior management believe should be discussed privately with the Audit Committee.

10. To review with counsel any significant regulatory or other legal matters that could have a material impact on the Company’s financial statements, compliance programs and policies, if, in the judgment of the Audit Committee, such review is necessary or appropriate.

11. To conduct or authorize investigations into any matter within the Audit Committee’s scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

12. To investigate any matter brought to the attention of the Audit Committee within the scope of its duties, with the power to retain outside counsel and a separate accounting firm for this purpose if, in the judgment of the Audit Committee, such investigation or retention is necessary or appropriate.

13. To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

14. To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

15. To report to the Board of Directors from time to time or whenever it shall be called upon to do so.

16. To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

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APPENDIX B

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF
AURORA BIOSCIENCES CORPORATION

      AURORA BIOSCIENCES CORPORATION, a corporation organized and existing under the laws of the state of Delaware, hereby certifies as follows:

FIRST.	The name of the corporation is Aurora Biosciences Corporation.

SECOND.	The date of the filing of the corporation’s original Certificate of Incorporation with the Secretary of State of Delaware was January 22, 1996.

THIRD.	This Amended and Restated Certificate of Incorporation was duly adopted by the corporation in accordance with Section 245 of the General Corporation Law of the State of Delaware.

FOURTH.	The Certificate of Incorporation of the corporation shall be amended and restated to read in full as follows.

I.

      The name of this corporation is AURORA BIOSCIENCES CORPORATION.

II.

      The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 30 Old Rudnick Lane, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is CorpAmerica Inc.

III.

      The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

IV.

      A. Classes of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, “common stock” and “preferred stock.” The total number of shares which the corporation is authorized to issue is one hundred fifty-seven million five hundred thousand (157,500,000) shares. One hundred fifty million (150,000,000) shares shall be common stock, each having a par value of one-tenth of one cent ($0.001). Seven million five hundred thousand (7,500,000) shares shall be preferred stock, each having a par value of one-tenth of one cent ($0.001).

      B. The preferred stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the Delaware General Corporation Law, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including without limitation the dividend rights, dividend rate, conversion rights, voting rights and the liquidation preferences of any wholly unissued series of preferred stock, and to establish from time to time the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

V.

      For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

      A.

1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

2. Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the date of filing of this Amendment and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the date of filing of this Amendment and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the date of filing of this Amendment and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

Notwithstanding the foregoing provisions of this Section 2, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

3. Subject to the rights of the holders of any series of preferred stock, the Board of Directors or any individual director may be removed from office at any time with cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of the corporation, entitled to vote at an election of directors (the “Voting Stock”). Neither the Board of Directors nor any individual director may be removed from office without cause.

4. Subject to the rights of the holders of any series of preferred stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

5. Subject to paragraph (h) of Section 42 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

6. The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

7. No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent.

8. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

VI.

      A. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General corporation Law, as so amended.

      B. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

VII.

      A. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

      B. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any preferred stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, and VII.

      IN WITNESS WHEREOF, said Aurora Biosciences Corporation has caused this Certificate to be signed by its President and Chief Executive Officer, Stuart J.M. Collinson, and attested to by its Secretary, Christopher W. Krueger, this      day of             , 2001.

Stuart J.M. Collinson
President and Chief Executive Officer

ATTEST:

Christopher W. Krueger
Secretary

APPENDIX C

AMENDED AND RESTATED BYLAWS

OF
AURORA BIOSCIENCES CORPORATION
(A Delaware Corporation)

C-i

C-ii

AMENDED AND RESTATED BYLAWS

OF

AURORA BIOSCIENCES CORPORATION

(A Delaware Corporation)

ARTICLE I

OFFICES

      SECTION 1. Registered Office. The registered office of the corporation in the State of Delaware shall be in the City of Dover, County of Kent.

      SECTION 2. Other Offices. The corporation shall also have and maintain an office or principal place of business in San Diego, California, at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

CORPORATE SEAL

      SECTION 3. Corporate Seal. The corporate seal shall consist of a die bearing the name of the corporation and the inscription, “Corporate Seal-Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE III

STOCKHOLDERS’ MEETINGS

      SECTION 4. Place of Meetings. Meetings of the stockholders of the corporation shall be held at such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors, or, if not so designated, then at the office of the corporation required to be maintained pursuant to Section 2 hereof. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the General Corporation Law of Delaware.

      SECTION 5. Annual Meeting.

      (a)  The annual meeting of the stockholders of the corporation, for the purpose of election of Directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors.

      (b)  At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty (120) calendar days in advance of the date of the corporation’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder to be timely must be so received not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or, in the event public announcement of the date of such annual meeting is first made by the corporation fewer than seventy (70) days prior to the date of such annual meeting, the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”), in his capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder’s meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (b), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

      (c)  Only persons who are nominated in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote in the election of Directors at the meeting who complies with the notice procedures set forth in this paragraph (c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation in accordance with the provisions of paragraph (b) of this Section 5. Such stockholder’s notice shall set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a Director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation which are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a Director if elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (b) of this Section 5. At the request of the Board of Directors, any person nominated by a stockholder for election as a Director shall furnish to the Secretary of the corporation that information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the corporation unless nominated in accordance with the procedures set forth in this paragraph (c). The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting and the defective nomination shall be disregarded.

      (d)  For purposes of this Section 5, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

      SECTION 6. Special Meetings.

      (a)  Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board, (ii) the Chief Executive Officer or, (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). Special meetings shall be held on the date and at the time and place as may be designated in a notice given by or at the direction of the Board of Directors. At a special meeting, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of meeting.

      (b)  Any previously scheduled special meeting of the stockholders may be postponed, and any special meeting of the stockholders may be canceled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

      SECTION 7. Notice of Meetings. Except as otherwise provided by law or the Certificate of Incorporation, notice, given in writing or by electronic transmission, of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, if any, date and hour, in the case of special meetings, the purpose or purposes of the meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at any such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. Notice of the time, place, if any, and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

      SECTION 8. Quorum. At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum any meeting of stockholders may be adjourned, from time to time, either by the Chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all action taken by the holders of a majority of the vote cast, excluding abstentions, at any meeting at which a quorum is present shall be valid and binding upon the corporation; provided, however, that Directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote on the election of Directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by statute or by the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and, except where otherwise provided by statute or by the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority (plurality, in the case of the election of Directors) of the votes cast, including abstentions, by the holders of shares of such class or classes or series present in person, by remote communication, if applicable or represented by proxy at the meeting shall be the act of such class or classes or series.

      SECTION 9. Adjournment and Notice of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time by the Chairman of the meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      SECTION 10. Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Section 12 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Except as may be otherwise provided in the Certificate of Incorporation or these Bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. Every person entitled to vote shall have the right to do so either in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period.

      SECTION 11. Beneficial Owners of Stock. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the General Corporation Law of Delaware, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of this subsection (c) shall be a majority or even-split in interest.

      SECTION 12. List of Stockholders. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. The list shall be produced and kept at the time and place of meeting during the whole time thereof, and may be inspected by any stockholder who is present.

      SECTION 13. Action without Meeting. No action shall be taken by the stockholders of the corporation except at an annual or special meeting of the stockholders called in accordance with these Bylaws and no action shall be taken by the stockholders by written consent or by electronic transmission.

      SECTION 14. Organization.

      (a)  At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or, if the President is absent, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

      (b)  The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless, and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE IV

DIRECTORS

      SECTION 15. Number and Term of Office. The authorized number of directors of the corporation shall be fixed in accordance with the Certificate of Incorporation. Directors need not be stockholders unless so required by the Certificate of Incorporation. If for any cause, the Directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws. No reduction of the authorized number of Directors shall have the effect of removing any Director before the Director’s term of office expires, unless such removal is made pursuant to the provisions of Section 19 hereof.

      Subject to the rights of the holders of any series of preferred stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the date of filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the date of filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the date of filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

      Notwithstanding the foregoing provisions of this Section 15, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

      SECTION 16. Powers. The powers of the corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.

      SECTION 17. Vacancies. Unless otherwise provided in the Certificate of Incorporation, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director.

      SECTION 18. Resignation. Any Director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. Except as otherwise provided in the Certificate of Incorporation with respect to the filling of vacancies on the Board, when one or more Directors shall resign from the Board of Directors, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his successor shall have been duly elected and qualified.

      SECTION 19. Removal. Subject to the rights of the holders of any series of preferred stock, the Board of Directors or any individual director may be removed from office at any time with cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of the corporation, entitled to vote at an election of directors (the “Voting Stock”). Neither the Board of Directors nor any individual director may be removed from office without cause.

      SECTION 20. Meetings.

      (a)  Annual Meetings. The annual meeting of the Board of Directors shall be held immediately before or after the annual meeting of stockholders and at the place where such meeting is held. No notice of an annual meeting of the Board of Directors shall be necessary and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

      (b)  Regular Meetings. Except as hereinafter otherwise provided, regular meetings of the Board of Directors shall be held in the office of the corporation required to be maintained pursuant to Section 2 hereof. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Delaware which has been designated by the Board of Directors and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means. No further notice shall be required for regular meetings of the Board of Directors or the written consent of all directors.

      (c)  Special Meetings. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, the President or any three of the directors.

      (d)  Meetings by Electronic Communications Equipment. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

      (e)  Notice of Meetings. Notice of the time and place of all special meetings of the Board of Directors shall be orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting, or sent in writing to each director by first class mail, charges prepaid, at least three (3) days before the date of the meeting. Notice of any meeting may be waived in writing, or by electronic transmission, at any time before or after the meeting and will be waived by any Director by attendance thereat, except when the Director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

      (f)  Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the Directors not present shall sign a written waiver of notice, or shall waive notice by electronic transmission, or a consent to holding such meeting, or an approval of the minutes thereof. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in any written waiver of notice or consent unless so required by the Certificate of Incorporation or these Bylaws. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

      SECTION 21. Quorum and Voting.

      (a)  Unless the Certificate of Incorporation requires a greater number and except with respect to indemnification questions arising under Section 42 hereof, for which a quorum shall be one-third of the exact number of Directors fixed from time to time in accordance with the Certificate of Incorporation, a quorum of the Board of Directors shall consist of a majority of the exact number of Directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation; provided, however, at any meeting whether a quorum be present or otherwise, a majority of the Directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

      (b)  At each meeting of the Board of Directors at which a quorum is present all questions and business shall be determined by the affirmative vote of a majority of the Directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.

      SECTION 22. Action without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, or by electronic transmission, and such writing or writing, or transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

      SECTION 23. Fees and Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

      SECTION 24. Committees.

      (a)  Executive Committee. The Board of Directors may by resolution passed by a majority of the whole Board of Directors appoint an Executive Committee to consist of one (1) or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and provided in the resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, including without limitation the power or authority to declare a dividend, to authorize the issuance of stock and to adopt a certificate of ownership and merger, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation.

      (b)  Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, from time to time appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors, and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall such committee have the powers denied to the Executive Committee in these Bylaws.

      (c)  Term. The members of all committees of the Board of Directors shall serve a term on the committee coexistent with such member’s term on the Board of Directors. The Board of Directors, subject to the provisions of subsections (a) or (b) of this Section 24, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

      (d)  Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 24 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any Director who is a member of such committee, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any Director by attendance thereat, except when the Director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

      SECTION 25. Organization. At every meeting of the Directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or if the President is absent, the most senior Vice President, or, in the absence of any such officer, a chairman of the meeting chosen by a majority of the Directors present, shall preside over the meeting. The Secretary, or in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

ARTICLE V

OFFICERS

      SECTION 26. Officers Designated. The officers of the corporation shall include, if and when designated by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary, the Chief Financial Officer, the Treasurer and the Controller, all of whom shall be elected at the annual organizational meeting of the Board of Directors. The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers and

such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.

      SECTION 27. Tenure and Duties of Officers.

      (a)  General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

      (b)  Duties of Chairman of the Board of Directors. The Chairman of the Board of Directors, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board of Directors shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. If there is no President, then the Chairman of the Board of Directors shall also serve as the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in paragraph (c) of this Section 27.

      (c)  Duties of President. The President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present. Unless some other officer has been elected Chief Executive Officer of the corporation, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The President shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

      (d)  Duties of Vice Presidents. The Vice Presidents, in the order of their seniority, may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

      (e)  Duties of Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors, and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders, and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties given him in these Bylaws and other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

      (f)  Duties of Chief Financial Officer or Treasurer. The Chief Financial Officer or Treasurer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner, and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the President. The Chief Financial Officer or Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer or Treasurer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The President may direct any Assistant Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer or Treasurer in the absence or disability of the Chief Financial Officer or Treasurer, and each Assistant Treasurer and each Controller and Assistant Controller shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

      SECTION 28. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

      SECTION 29. Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.

      SECTION 30. Removal. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

ARTICLE VI

EXECUTION OF CORPORATE INSTRUMENTS AND

VOTING OF SECURITIES OWNED BY THE CORPORATION

      SECTION 31. Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation.

      Unless otherwise specifically determined by the Board of Directors or otherwise required by law, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the corporation, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the corporation, shall be executed, signed or endorsed by the Chairman of the Board of Directors, or the President or any Vice President, and by the Secretary or Chief Financial Officer or Treasurer or any Assistant Secretary or Assistant Treasurer. All other instruments and documents requiring the corporate signature, but not requiring the corporate seal, may be executed as aforesaid or in such other manner as may be directed by the Board of Directors.

      All checks and drafts drawn on banks or other depositories on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

      Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

      SECTION 32. Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.

ARTICLE VII

SHARES OF STOCK

      SECTION 33. Form and Execution of Certificates. Certificates for the shares of stock of the corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board of Directors, or the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. Each certificate shall state upon the face or back thereof, in full or in summary, all of the powers, designations, preferences, and rights, and the limitations or restrictions of the shares authorized to be issued or shall, except as otherwise required by law, set forth on the face or back a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this section or otherwise required by law or with respect to this section a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

      SECTION 34. Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

      SECTION 35. Transfers.

      (a)  Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

      (b)  The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

      SECTION 36. Fixing Record Dates.

      (a)  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      (b)  In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

      (c)  In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

      SECTION 37. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VIII

OTHER SECURITIES OF THE CORPORATION

      SECTION 38. Execution of Other Securities. All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 33), may be signed by the Chairman of the Board of Directors, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

ARTICLE IX

DIVIDENDS

      SECTION 39. Declaration of Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

      SECTION 40. Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

FISCAL YEAR

      SECTION 41. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

ARTICLE XI

Indemnification

      SECTION 42. Indemnification of Directors, Officers, Employees and Other Agents.

      (a)  Directors and Executive Officers. The corporation shall indemnify its Directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law; provided, however, that the corporation may limit the extent of such indemnification by individual contracts with its Directors and executive officers; and, provided, further, that the corporation shall not be required to indemnify any Director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the corporation or its Directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation or (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law.

      (b)  Other Officers, Employees and Other Agents. The corporation shall have power to indemnify its other officers, employees and other agents as set forth in the Delaware General Corporation Law.

      (c)  Expenses. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or executive officer of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any Director or executive officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Bylaw, no advance shall be made by the corporation if a determination is reasonably and promptly made (1) by the

Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to the proceeding, or (2) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

      (d)  Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to Directors and executive officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the Director or executive officer. Any right to indemnification or advances granted by this Bylaw to a Director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an executive officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such executive officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his or her conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or executive officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or executive officer is not entitled to be indemnified, or to such advancement of expenses, under this Article XI or otherwise shall be on the corporation.

      (e)  Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its Directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law.

      (f)  Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a Director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      (g)  Insurance. To the fullest extent permitted by the Delaware General Corporation Law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

      (h)  Amendments. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any director, officer, employee or agent of the corporation.

      (i)  Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Director and executive officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.

      (j)  Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:

(1) The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(2) The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(3) The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(4) References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(5) References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Bylaw.

ARTICLE XII

NOTICES

      SECTION 43. Notices.

      (a)  Notice to Stockholders. Whenever, under any provisions of these Bylaws, notice is required to be given to any stockholder, it shall be given in writing, timely and duly deposited in the United States mail, postage prepaid, and addressed to his last known post office address as shown by the stock record of the corporation or its transfer agent. Without limiting the foregoing, and except as otherwise required by laws, written notice to stockholders for purposes other than stockholders’ meetings may also be by facsimile, telegraph or telex or by electronic mail or other electronic means.

      (b)  Notice to Directors. Any notice required to be given to any Director may be given by the method stated in subsection (a), or by facsimile, telex or telegram, except that such notice other than one which is delivered personally shall be sent to such address as such Director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such Director.

      (c)  Address Unknown. If no address of a stockholder or Director be known, notice may be sent to the office of the corporation required to be maintained pursuant to Section 2 hereof.

      (d)  Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, or Director or Directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall, in the absence of fraud, be prima facie evidence of the facts therein contained.

      (e)  Time Notices Deemed Given. All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing and all notices given by facsimile, telex or telegram shall be deemed to have been given as of the sending time recorded at time of transmission.

      (f)  Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all Directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

      (g)  Failure to Receive Notice. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any Director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him in the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such Director to receive such notice.

      (h)  Notice to Person with Whom Communication Is Unlawful. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

      (i)  Notice to Person with Undeliverable Address. Whenever notice is required to be given, under any provision of law or the Certificate of Incorporation or Bylaws of the corporation, to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve month period, have been mailed addressed to such person at his address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth his then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this paragraph.

ARTICLE XIII

AMENDMENTS

      SECTION 44. Amendments. Subject to paragraph (h) of Section 42 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

ARTICLE XIV

LOANS TO OFFICERS

      SECTION 45. Loans to Officers. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a Director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this Section 46 shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

PROXY	PROXY

AURORA BIOSCIENCES CORPORATION
Proxy Solicited on Behalf of the Board of Directors
For Annual Meeting of Stockholders — May 22,2001

The undersigned appoints Stuart J.M.Collinson, Christopher W.Krueger and John R.Pashkowsky, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock of Aurora Biosciences Corporation (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Hilton La Jolla Torrey Pines Hotel located at 10950 North Torrey Pines Road, La Jolla, California, 92037, on Tuesday, May 22, 2001 at 2:00 p.m., local time, and at any and all continuations, adjournments or postponements thereof with all powers that the undersigned would possess if personally present, upon in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

Unless otherwise marked, this proxy will be voted FOR the election of the nominees listed in Proposal 1 and FOR Proposals 2, 3, 4, 5 and 6. If specific instructions are indicated, this proxy will be voted in accordance therewith.

(Continued and to be signed on the reverse side.)

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Please mark your votes as indicated in this example.	[X]

Management recommends a vote FOR the nominees for Director listed. Management recommends a vote FOR Proposals 2, 3, 4, 5, & 6.

				FOR ALL (except Nominee(s) written below)	WITHHOLD ALL

1.	To elect directors to serve for (i) if the stockholders approve the amendment to the Company’s Restated Certificate of Incorporation, to provide for a classified Board of Directors as set forth in Proposal 2, one, two or three years, as the case may be; or (ii) if the stockholders do not approve Proposal 2, the ensuing year, and in each case, until their successors are elected.			[ ]	[ ]	2.
To approve amendments to the Company’s Restated Certificate of Incorporation and Restated Bylaws to provide for a classified Board of Directors and to eliminate the ability of the stockholders of the Company to remove a director without cause.
								FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

	Nominees: Class I Dr. James C. Blair Roy A. Whitfield	Class II Dr. John D. Mendlein Timothy J. Wollaeger	Class III Dr. Stuart J.M. Collinson Dr. Hugh Y. Rienhoff, Jr. Dr. Wendell Wierenga			3.	To approve the Company’s Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 350,000 shares.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
						4.	To approve the Company’s Non-Employee Directors’ Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 70,000 shares.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

(Instruction: To withhold authority to vote for any individual Nominee, write that Nominee’s name in the space provided below.)

						5.	To approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance to 150,000,000 shares.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

						6.	To ratify the election of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

Name and Title of Authorized Person (if applicable):

Signature(s):	Name of Stockholder:	Dated:

NOTE: Please sign exactly as your name(s) appears. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee, or guardian, etc., please give our full title. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

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